UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 9, 2010

Cliffs Natural Resources Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Cleveland, Ohio	44114-2315
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 216-694-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On March 9, 2010, the Board of Directors of Cliffs Natural Resources Inc. (the “Company”) approved the redemption of the rights accompanying the Company’s common shares, effective immediately. The rights were issued pursuant to the terms of the Rights Agreement (the “Shareholder Rights Plan”), dated as of October 13, 2008, by and between the Company and Computershare Trust Company, N.A., as rights agent. After March 9, 2010, any common shares issued by the Company will not be accompanied by rights.

The Company will pay a redemption price equal to $0.001 per right in cash on June 1, 2010. The redemption of the rights effectively terminates the Shareholders Rights Plan. The Board of Directors of the Company, however, reserves the right in its sole discretion to take any actions in the future that it determines in the exercise of its fiduciary duties to be advisable, which could include the adoption of a new shareholder rights plan with such terms that the Board of Directors deem to be appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ George W. Hawk, Jr.
Name:	George W. Hawk, Jr.
Title:	General Counsel and Secretary

Date: March 10, 2010